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                                                                   EXHIBIT 23.2


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 333-37865, No. 333-43391, No. 333-77417, No. 333-82933,
No. 33-59256 and No. 33-91194) of infoUSA Inc. of our report dated July 8, 1999 with respect to the financial statements of DM Holdings, Inc. included in this Current Report on Form 8-K of infoUSA Inc. dated October 6, 1999, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP


Atlanta, Georgia
October 5, 1999